Exhibit 10.6

SALE PARTICIPATION AGREEMENT

June 30, 2005

To: The Person whose name is set forth on the signature page hereof

Dear Sir or Madam:

You have entered into a Management Stockholder’s Agreement, dated as of the date hereof, between Masonite Holding Corporation, a Canadian corporation (the “Company”), and you (the “Stockholder’s Agreement”) relating to (i) the granting to you by the Company of New Options (as defined in the Stockholder’s Agreement) to purchase shares of common stock of the Company (the “Common Stock”) and (ii) the purchase by you of the Purchased Stock (as defined in the Stockholder’s Agreement). The undersigned, KKR Millennium Fund (Overseas), Limited Partnership, an Alberta limited partnership (“KKR Millennium”) and KKR Partners (International) Limited Partnership, an Alberta limited partnership (“KKR Partners”) hereby agree with you as follows, effective upon such grant of an Option:

1.             In the event that at any time KKR Millennium or KKR Partners (together with any of its affiliates, to the extent provided for in Paragraph 8 hereof, the “Selling Investors”) proposes to sell for cash or any other consideration any shares of Common Stock owned by it, in any transaction other than (i) a Public Offering (as defined in the Stockholder’s Agreement), (ii) a sale to an affiliate of the Selling Investors or (iii) an Initial Syndication (as such term is hereinafter defined), the Selling Investors will notify you or your Management Stockholder’s Estate or Management Stockholder’s Trust (as such terms are defined in the Stockholder’s Agreement, and collectively with you, the “Management Stockholder Entities”), as the case may be, in writing (a “Notice”) of such proposed sale (a “Proposed Sale”) and the material terms of the Proposed Sale as of the date of the Notice (the “Material Terms”) promptly, and in any event not less than 15 days prior to the consummation of the Proposed Sale and not more than five days after the execution of the definitive agreement relating to the Proposed Sale, if any (the “Sale Agreement”). If, within 10 days after the Management Stockholder Entities’ receipt of such Notice, the Selling Investors receive from the Management Stockholder Entities a written request (a “Request”) to include Common Stock held by the Management Stockholder Entities in the Proposed Sale (which Request shall be irrevocable unless (a) there shall be a material adverse change in the Material Terms or (b) otherwise mutually agreed to in writing by the Management Stockholder Entities and the Selling Investor(s)), the Common Stock held by you will be so included as provided herein; provided that only one Request, which shall be executed by the Management Stockholder Entities, may be delivered with respect to any Proposed Sale for Common Stock held by the Management Stockholder Entities. Promptly after the execution of the Sale Agreement, the Selling Investors will furnish the Management Stockholder Entities with a copy of the Sale Agreement, if any. For purposes of this Paragraph 1, the term “Initial Syndication” shall mean a sale to any unaffiliated person or group of persons in connection with the initial syndication of the Selling Investors’ investment in the Common Stock, which sale(s) occur at any time(s) within the six nine (6) months following the Closing (as such term is defined in the Stockholder’s Agreement) at a per share sale price that does not exceed 110% of the Base Price (as such term is defined in the Stockholder’s Agreement).

2.             (a) The number of shares of Common Stock which the Management Stockholder Entities will be permitted to include in a Proposed Sale pursuant to a Request will be the product of (i) the sum of the number of shares of Common Stock then owned by the Management Stockholder Entities (and held pursuant to the Stockholder’s Agreement) plus all shares of Common Stock which you are then entitled to acquire under any unexercised portion of the Option, to the extent such Option is then exercisable or would become exercisable as a result of the consummation of the Proposed Sale, multiplied by (ii) a fraction (A) the numerator of which shall be the aggregate number of shares of Common Stock proposed to be purchased by the buyer in the Proposed Sale and (B) the denominator of which shall be the total number of shares of Common Stock owned, or which would be owned upon exercise of any exercisable Options (to the extent any such Options are then exercisable or would become exercisable as a result of the consummation of the Proposed Sale), by the Selling Investors, the Management Stockholder Entities and other holders of shares of Common Stock who have been granted the same rights granted to the Management Stockholder Entities to participate in the Proposed Sale (an “Eligible Holder”), as the case may be.

(b)          If one or more Eligible Holders elect not to include the maximum number of shares of Common Stock which such holders would have been permitted to include in a Proposed Sale pursuant to Paragraph 2(a) (such non-included shares, the “Eligible Shares”), then each of the Selling Investors, the Management Stockholder Entities or the remaining Eligible Holders, or any of them, will have the right to sell in the Proposed Sale a number of additional shares of their Common Stock equal to their pro rata portion of the number of Eligible Shares, based on the relative number of shares of Common Stock then held by each such holder plus all shares of Common Stock which each such holder would then be entitled to acquire under any unexercised portion of the Option, to the extent such Option is then exercisable or would become exercisable as a result of the consummation of the Proposed Sale, and such additional shares of Common Stock which any such holder or holders propose to sell shall not be included in any calculation made pursuant to Paragraph 2(a) for the purpose of determining the number of shares of Common Stock which the Management Stockholder Entities will be permitted to include in a Proposed Sale. The Selling Investors, or any of them, will have the right to sell in the Proposed Sale additional shares of Common Stock owned by them equal to the number, if any, of remaining Eligible Shares after giving effect to the foregoing.

3.             Except as may otherwise be provided herein, shares of Common Stock subject to a Request will be included in a Proposed Sale pursuant hereto and in any agreements with purchasers relating thereto on the same terms and subject to the same conditions applicable to the shares of Common Stock which the Selling Investors propose to sell in the Proposed Sale. Such terms and conditions shall include, without limitation:  the pro rata reduction of the number of shares of Common Stock to be sold by the Selling Investors, the Management Stockholder Entities and any Eligible Holders to be included in the Proposed Sale if required by the party proposing such Sale; the sale price; the form of consideration; the payment of fees, commissions and expenses; the provision of, and representation and warranty as to, information reasonably requested by the Selling Investors covering matters regarding the Management Stockholder Entities’ ownership of shares; and the provision of requisite indemnification; provided that any indemnification provided by the Management Stockholder Entities shall be a several and not joint obligation and pro rata in proportion with the number of shares of Common Stock to be sold.

4.             Upon delivering a Request, the Management Stockholder Entities will, if requested by the Selling Investors, execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to the Selling Investors with respect to the shares of Common Stock which are to be sold by the Management Stockholder Entities pursuant hereto (a “Custody Agreement and Power of Attorney”). The Custody Agreement and Power of Attorney will contain customary provisions and will provide, among other things, that the Management Stockholder Entities will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (if such shares are certificated) representing such shares of Common Stock (duly endorsed in blank by the registered owner or owners thereof) and irrevocably appoint said custodian and attorney-in-fact as the Management Stockholder Entities’ agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Management Stockholder Entities’ behalf with respect to the matters specified therein.

5.             The Management Stockholder Entities’ right pursuant hereto to participate in a Proposed Sale shall be contingent on the Management Stockholder Entities’ strict compliance with each of the provisions hereof and the Management Stockholder Entities’ respective willingness to execute such documents in connection therewith as may be reasonably requested by the Selling Investors.

6.             (a) In the event of a Proposed Sale pursuant to Section 1 hereof, the Selling Investors may elect, by so specifying in the Notice, to require the Management Stockholder Entities to, and the Management Stockholder Entities shall, participate in such Proposed Sale to the same extent calculated pursuant to Paragraph 2(a) above, in accordance with the terms and provisions of Paragraph 3 hereof; provided, however, that in such event, the order in which the shares of Common Stock held by the Management Stockholder Entities shall be required to be sold shall be: first, any shares of Common Stock then held by the Management Stockholder Entities that constitute Purchased Stock (as defined in the Stockholder’s Agreement); and second, any shares of Common Stock acquired pursuant to the exercise of any exercisable Options.

(b)           In the event of a transaction which results in a Change in Control (as defined in the Stockholder’s Agreement) but is not a Proposed Sale in which the Selling Investors have exercised their rights pursuant to Paragraph 6(a) or the Management Stockholder Entities have exercised their rights pursuant to Paragraph 1 (a “Proposed Transaction”), you agree on behalf of the Management Stockholder Entities, to bear, on a several and not joint basis, your pro rata share of any fees, commissions, adjustments to purchase price, expenses or indemnities borne by the Selling Investors.

(c)           Your pro rata share of any amount to be paid pursuant to Paragraph 3 or Paragraph 6(b) shall be based upon the number of shares of Common Stock intended to be transferred by the Management Stockholder Entities plus the number of shares of Common Stock you would have the right to acquire under any unexercised portion of the Option which is then vested or would become vested as a result of the Proposed Sale or Proposed Transaction, assuming that you receive a payment in respect of such unexercised portion of the Option.

7.             The obligations of the Selling Investors hereunder shall extend only to the Management Stockholder Entities, and none of the Management Stockholder Entities’ successors or assigns shall have any rights pursuant hereto.

8.             If the Selling Investors or any of them transfer any of their interests in the Company to an affiliate of any of the Selling Investors, as a condition precedent to such transfer, such affiliate shall agree in writing to assume the obligations hereunder of the Selling Investors.

9.             This Agreement shall terminate and be of no further force and effect on the fifth anniversary of the first occurrence of a Public Offering (as defined in the Stockholder’s Agreement).

10.           All notices and other communications provided for herein shall be in writing. Any notice or other communication hereunder shall be deemed duly given (i) upon electronic confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

If to the Selling Investors, to them at the following address:

KKR Millennium Fund (Overseas), Limited Partnership

c/o Kohlberg Kravis Roberts & Co. L.P.

9 West 57th Street

New York, New York  10019

Attn:  Paul Raether

KKR Partners (International) Limited Partnership

c/o Kohlberg Kravis Roberts & Co. L.P.

9 West 57th Street

New York, New York  10019

Attn:  Paul Raether

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York  10017

Attn:  Gary Horowitz, Esq.

If to the Company, to the Company at the following address:

Masonite Holding Corporation

c/o Masonite International Corporation

1600 Britannia Road East

Mississauga, Ontario

Canada L4W 1J2
Attention:  General Counsel

with a copy to:

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York  10017

Attn:  Gary Horowitz, Esq.

If to you, at the address first set forth in the Stockholders Agreement;

If to your Management Stockholder’s Estate or Management Stockholder’s Trust, to the address provided to the Company by such entity;

or at such other address as any of the above shall have specified by notice in writing delivered to the others by certified mail.

11.           The laws of the Province of Ontario and the laws of Canada applicable therein shall govern the interpretation, validity and performance of the terms of this Agreement. In the event of any controversy among the parties hereto arising out of, or relating to, this Agreement which cannot be settled amicably by the parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules, by a single independent arbitrator. Such arbitration process shall take place within 50 miles of the City of Toronto, Ontario, Canada. The decision of the arbitrator shall be final and binding upon all parties hereto and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning. Judgment upon the award rendered may be entered in any court having jurisdiction thereof. Each party shall bear its own legal fees and expenses. Notwithstanding anything herein to the contrary, if any employment, change in control or severance agreement in effect between you and the Company or any of its subsidiaries or Rule 405 Affiliates (as defined in the Stockholder’s Agreement) contains a similar provision relating to arbitration and/or dispute resolution, such provision in such agreement shall govern any controversy hereunder. Each party hereto hereby irrevocably waives any right that it may have had to bring an action in any court, domestic or foreign, or before any similar domestic or foreign authority with respect to this Agreement.

12.           This Agreement may be executed in counterparts, and by different parties on separate counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

13.           It is the understanding of the undersigned that you are aware that no Proposed Sale is contemplated and that such a sale may never occur.

[Signatures on next page]

If the foregoing accurately sets forth our agreement, please acknowledge your acceptance thereof in the space provided below for that purpose.

Very truly yours,

KKR MILLENNIUM FUND (OVERSEAS), LIMITED PARTNERSHIP

	By:	KKR ASSOCIATES MILLENNIUM (OVERSEAS), LIMITED PARTNERSHIP,
its General Partner
	By:	KKR MILLENNIUM LIMITED,
its General Partner

By:
Name:
Title:

KKR PARTNERS (INTERNATIONAL) LIMITED PARTNERSHIP

	By:	KKR 1996 Overseas Limited, its General Partner

By:
Name:
Title:

Accepted and agreed this                 day of                2005.

/s/

Sale Participation Agreement